UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As reported by Pyxus International, Inc. (the “Company”) in its Form 8-K filed on June 7, 2022 (the “Initial Form 8-K”), which is incorporated herein by reference, on June 2, 2022, Intabex Netherlands B.V. (“Intabex”), an indirect wholly owned subsidiary of the Company, entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), dated as of June 2, 2022, by and among (i) Intabex, as borrower, (ii) the Company and certain subsidiaries of the Company party thereto, as guarantors, (iii) the lenders party thereto, which includes certain funds managed by Glendon Capital Management LP, Monarch Alternative Capital LP, and Owl Creek Asset Management, L.P., as lenders (collectively, the “Restatement Lenders”), and (iv) Alter Domus (US) LLC, as administrative agent and collateral agent (the “Agent”). The Amendment and Restatement Agreement provides for the amendment and restatement of the Term Loan Credit Agreement, dated as of April 23, 2021, by and among (i) Intabex, as borrower, (ii) certain of the Guarantors, (iii) the lenders party thereto, and (iv) the Agent, as amended by the First Amendment thereto, dated May 21, 2021 (the “Initial Credit Agreement”).

On July 28, 2022, the conditions to effectiveness specified in the Amendment and Restatement Agreement were satisfied and, accordingly, as provided in the Amendment and Restatement Agreement on that date the Initial Credit Agreement was amended and restated to be the Amended and Restated Credit Agreement (the “Amended Credit Agreement”) appended to the Amendment and Restatement Agreement. The Amended Credit Agreement establishes a $100 million term loan credit facility (the “Term Loan Facility”) provided by the Restatement Lenders and their assignees (collectively, the “Term Loan Lenders”) to Intabex. On July 28, 2022, Intabex borrowed the full amount of the Term Loan Facility and used the net proceeds of the loans made thereunder (the “Term Loans”) and other funds to repay in full its obligations under the Initial Credit Agreement, including the outstanding principal of, and accrued and unpaid interest on, borrowings under the Initial Credit Agreement, and the payment of fees and expenses incurred in connection with repaying such borrowings and entering into the Amended Credit Agreement.

The description of the Amendment and Restatement Agreement, the Amended Credit Agreement, the Term Loan Facility and the Term Loans set forth herein is qualified in its entirety by reference to the text of the Amendment and Restatement Agreement, which was filed as Exhibit 10.1 to the Initial Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment and Restatement Agreement dated as of June 2, 2022 among Intabex Netherlands B.V., Pyxus International, Inc., Pyxus Parent, Inc., Pyxus Holdings, Inc., Alliance One International, LLC, Alliance One International Holdings, Ltd, Alliance One International Tabak B.V., the other guarantors party thereto, the Lenders party thereto, and Alter Domus (US) LLC, as administrative agent and collateral agent, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Pyxus International, Inc., filed on June 7, 2022 (File No. 000-25734)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 2, 2022

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal Officer and Secretary

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